Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the Company’s Registration Statement on Form S-8 Nos. 333-268756, 333-260500, 333-249416, 333-231765, 333-225263, 333-218160, 333-215783, 333-211834, 333-208697, 333-204567 of our reports dated March 23, 2023, relating to the financial statements of Galapagos NV and the effectiveness of Galapagos NV's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

Zaventem, Belgium, March 23, 2023

/s/ Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises BV/SRL
Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL